Exhibit 99.6

THE FOLLOWING IS A MEMORANDUM FROM C. DOWD RITTER TO AMSOUTH BANCORPORATION SENIOR OFFICERS, DEPARTMENT HEADS AND MANAGERS AND RELATED MATERIAL

FROM: Dowd Ritter

TO:	AmSouth Senior Officers, Department Heads and Managers
RE:	Conference Call on AmSouth and Regions announcement

Earlier this morning, AmSouth and Regions announced we had reached an agreement on a merger of equals. This is a great opportunity for our combined banks, making us one of the top 10 bank holding companies in the nation and strengthens our presence in core markets.

Information on this merger has been sent to all employees and has been communicated to the media and investment community. At the same time, we understand that there are questions that you and your employees have about the merger. While we won’t be able to answer them all, we have included information in this email to help you discuss the merger with them.

In addition, I’d like to invite you to participate in a conference call today at 3:30 p.m. CT when we will discuss the merger and address some of the questions you may have. Use the following call-in information to participate:

Participant Dial-in: 877-890-7314

Conference ID: 9766570

You may dial in as much as 20 minutes early. The call, itself, will last approximately 30 minutes.

We appreciate all that you’ve done to make AmSouth a leader and look forward to your continued leadership as we work to complete the merger successfully.

REGIONS AND AMSOUTH MERGER

LEADERSHIP PACKAGE

AmSouth Bancorporation and Regions Financial Corporation announced today they have agreed to a merger of equals. This is exciting news for both of our organizations as it creates one of the top 10 bank holding companies in the nation, providing the scale, breadth and diversification necessary to continue growing and generating significant shareholder value. Together, we will have the strength to emerge as a leading regional financial services provider.

Attached is additional information regarding the merger. It is important that you discuss the merger with your employees so they understand the many reasons why we will be better together and have a stronger future as one company. Obviously, employees will be concerned about how the merger will affect their jobs, their managers, and their branches and offices. While we won’t have answers to all questions, the documents included will help you answer some of them.

We also are including talking points for you to use as you call your top customers to let them know about the merger and to assure them that they will continue to receive high quality service from the people they know.

Any media inquiries regarding the merger should be directed to Rick Swagler at rick.swagler@amsouth.com or 205-801-0105.

Index of Materials:

•	News Release distributed today at 6 a.m.

•	Q&A for use with customers

•	Q&A for employees

Key Messages:

•	This merger will create one of the Top 10 financial service institutions in the United States with some $140 billion in total assets creating a company with the scale, breadth, and diversification necessary to continue generating significant shareholder value.

•	The new company will be named Regions and have 5 million households, approximately 2,000 branches and 2,800 ATMs across 16 states creating greater convenience for customers.

•	Regions and AmSouth share a lot of the same core values – including “Doing The Right Thing.” The two companies have been neighbors for many years and are a natural fit.

•	The attached press release was distributed at 6 a.m. this morning nationally.

•	Regions associates received an e-mail from Jack Moore and AmSouth employees received an e-mail from Dowd Ritter this morning.

•	Regions already has proven they can successfully merge two large financial institutions and Rick Horsley, Regions Vice Chairman, has been asked to the head the integration efforts.

•	While some associates/employees may be concerned about their jobs, we must continue to operate as business as usual. AmSouth and Regions will do everything possible to handle job eliminations through natural attrition and by offering employees other job opportunities within the company. In the long run we believe this merger will ultimately provide opportunities for employees that otherwise may not have been possible.

AMSOUTH CALLING SCRIPT FOR KEY CUSTOMERS

This script can be used to help as you call on key customers and explain the planned merger of AmSouth and Regions.

Hello, [Customer Name]. This is [your name] from AmSouth. I’m calling to talk with you about the announcement we made today – that AmSouth will merge with Regions. We’re excited about the merger because it will create a top 10 bank holding company that will be able to offer expanded service and more options for our customer. Also, you can expect to continue business as usual with me, and continue to come to me when you have needs or questions.

Q.	Why are Regions and AmSouth planning to merge?

A.	A merger between Regions and AmSouth creates one of the top 10 bank holding companies in the United States with almost $140 billion in total assets, creating a company with scale, breadth and diversification necessary to position the combined company to continue generating shareholder value.

Q.	What will the new company look like?

A.	The combined company will be known as Regions Financial Corporation and will be headquartered in Birmingham, Ala. We will offer our 5 million customer households a wide array of services through a 16-state network of 2,000 banking locations and 2,800 ATMs. The new company will employ nearly 37,000 people, and will hold $100 billion in deposits. Based on combined 2005 revenues, we would have been ranked 251 on the Fortune 500.

Q.	Will there be any immediate changes to my accounts?

A.	Please continue to conduct business as you always have. We will communicate with you about the merger over the next few months and – if any changes are necessary – make you aware them.

Q.	Will I still receive the same friendly service?

A.	We pledge to provide great customer service, and we recognize that the people at our branches are the most important part of keeping this commitment.

Q.	Can I conduct business at any AmSouth/Regions Branches?

A.	No, not yet. We will combine our branch networks in phases, and we will let you know as you gain access to new branches across our 16-state footprint.

Q.	Will you sell or close branch offices?

A:	We will evaluate all of our markets and ensure that we have proper branch coverage to service our customers. This will likely result in the consolidation of some of our branches, but it is too early for us to speculate on specific details.

Q.	Will Regions and AmSouth continue to support our local communities?

A.	Regions and AmSouth share a common desire and dedication to improving the quality of life in the communities we serve. We will continue our support of the communities in which our customers and associates work and live.

Q.	Can I continue to use my online banking and bill pay?

A.	Yes. You can continue to use your online banking service for your accounts with Regions and AmSouth. It’s “business as usual!” We will notify you well in advance if there are any changes.

Q.	How can I get more information about the Regions/AmSouth planned merger?

A.	If you have questions about your accounts or this merger, please contact or visit your branch, or call 1-800 Regions or 1-800 AmSouth.

CUSTOMER Q&A

Q.	Why are Regions and AmSouth planning to merge?

A.	A merger between Regions and AmSouth creates one of the top 10 bank holding companies in the United States and provides a broad and balanced mix of businesses. It promises greater choices for customers, expanded opportunities for associates/employees and significantly increase shareholder value for both companies. Our banks will be able to leverage complementary business lines across a larger customer base in some of the best markets in the South, Midwest and Texas. As a combined company, we will be better together as we create a stronger future for associates/employees, customers, shareholders and communities.

Q.	What will the new company look like?

A.	The combined company will be known as Regions Financial Corporation and will be headquartered in Birmingham, Ala. With total assets of almost $140 billion and a market capitalization of $26 billion, the company will be one of the top 10 largest bank holding companies nationwide. We will offer our 5 million customer households a wide array of services through a 16-state network of 2,000 banking locations and 2,800 ATMs, will employ nearly 37,000 people as a combined company, and will hold $100 billion in deposits. Based on combined 2005 revenues, we would have ranked 251 on the Fortune 500.

Q.	Will there be any immediate changes to my accounts?

A.	No, not at this time. Please continue to conduct business as you always have. We will be communicating with you about the merger over the next few months and making you aware of any changes.

Q.	Will I still receive the same friendly service?

A.	We pledge to provide great customer service and we recognize that our branch associates are the most important part of keeping this commitment.

Q.	Can I conduct business at AmSouth/Regions Branches?

A.	No, not yet. We will combine our branch networks in phases, and we will let you know as you gain access to new branches across our 16-state footprint.

Q.	Will there be any branch closings?

A.	We are strengthening the density of our branch network, and we have an opportunity to consolidate branches to improve efficiencies.

Q.	Will Regions and AmSouth continue to support our local communities?

A.	Regions and AmSouth share a common desire and dedication to improving the quality of life in the communities we serve. We will continue our support of the communities in which our customers and associates work and live.

Q.	Can I continue to use my online banking and bill pay?

A.	Yes. You can continue to use your online banking service for your accounts with Regions and AmSouth. It’s “business as usual!” We will notify you well in advance if there are any changes.

Q.	How can I get more information about the Regions/AmSouth planned merger?

A.	If you have questions about your accounts or this merger, please contact or visit your branch, or call 1-800 Regions or 1-800 AmSouth.